UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2016, KBR, Inc. (“KBR”) entered into the First Amendment (the “Amendment”) to its Amended and Restated Revolving Credit Agreement dated as of September 25, 2015 (the “Credit Agreement”), among KBR, the several banks and other institutions parties to the Credit Agreement, Citibank, NA., as administrative agent, and Bank of America, N.A., ING Bank, N.V., Dublin Branch, BNP Paribas, and The Bank of Nova Scotia as Syndication Agents.

The Amendment, among other things, amends the financial covenant requiring maintenance of a certain ratio of consolidated debt to consolidated EBITDA to eliminate the impact, for certain periods and subject to certain dollar limitations, of previously recorded project losses attributable to (i) an EPC project for an electric power-generating facility within KBR’s Non-strategic business segment, and (ii) an EPC ammonia project in KBR’s Engineering & Construction business segment. The Amendment also amends the maximum ratio of consolidated debt to consolidated EBITDA to 3.25 to 1 effective for periods after December 31, 2017.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Amended and Restated Credit Agreement dated as of December 21, 2016 to the Amended and Restated Revolving Credit Agreement dated as of September 25, 2015 (the “Credit Agreement”) among KBR, Inc., the several banks and other institutions parties to the Credit Agreement, Citibank, NA., as administrative agent, and Bank of America, N.A., ING Bank, N.V., Dublin Branch, BNP Paribas, and The Bank of Nova Scotia as Syndication Agents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: December 22, 2016	By:	/s/ Beth Ann Dranguet
Beth Ann Dranguet
Assistant Corporate Secretary